EXHIBIT 16.1
[Grant Thornton Letterhead]
July 10, 2007
U.S. Securities and Exchange Commission
Washington, DC 20549
RE: Greenville Federal Financial Corporation — File No. 000-51668
Dear Ladies and Gentlemen:
We have read Item 4.01(a) of the Form 8-K of Greenville Federal Financial Corporation to be filed on or about July 10, 2007, and agree with the statements concerning our Firm contained therein.
Very truly yours,
/s/ Grant Thornton LLP
GRANT THORNTON LLP
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